Exhibit 23.1

Mantyla MCREYNOLDS  LLC

                   The CPA. Never Underestimate The Value.K

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 13, 2007, on the balance sheet of Max Nutrition, Inc. as of October 31, 2006 and the related statements of operations, stockholders’ equity and cash flows for the years ended October 31, 2006 and 2005 in the Registration Statement on Form SB-2 of Max Nutrition, Inc.

/s/ Mantyla McReynolds

Mantyla McReynolds, LLC

Salt Lake City, Utah

June 25, 2007

        5872 South 900 East, Suite 250•Salt Lake City, Utah 84121•(801) 269-1818•Fax (801) 266-3481